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                                                                     EXHIBIT 3.7

DEAN HELLER                    STATE OF NEVADA           TELEPHONE 702.687.5203
SECRETARY OF STATE     OFFICE OF THE SECRETARY OF STATE  FAX 702.687.3471
                            101 N. CARSON ST., STE. 3    WEB SITE
                         CARSON CITY, NEVADA 89701-4786  HTTP://SOS.STATE.NV.US
                                                         FILING FEE:

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                          FOR PROFIT NEVADA CORPORATIONS
         (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                              -REMIT IN DUPLICATE-

1.  Name of corporation:   e-Net.Com Corporation
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2.  The articles have been amended as follows (provide article numbers, if available):
          Article II is hereby amended to read as follows:
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             The name of this corporation is
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              e-Net Financial.Com Corporation
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:
                                                       ------------------.*

4.  Signatures:


/s/ Michael P. Roth                             /s/ Jean Oliver
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PRESIDENT OR VICE PRESIDENT                     SECRETARY OR ASST. SECRETARY
(acknowledgement required)                      (acknowledgement not required)

State of:
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County of:
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This instrument was acknowledged before me on
                             ,  19     , by
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                            (Name of Person)
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as
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as designated to sign this Certificate
of
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  (name on behalf of whom instrument was executed)

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            Notary Public Signature

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.